Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) and (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Rentokil Initial plc for the year ended December 31, 2024 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Andy Ransom, the Chief Executive, and Paul Edgecliffe-Johnson, the Chief Financial Officer of Rentokil Initial plc, each certifies, to such officer’s knowledge, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rentokil Initial plc.

Date:	26 March 2025

By:	/s/ Andy Ransom

Name:	Andy Ransom
Title:	Chief Executive, Rentokil Initial plc

Date:	26 March 2025

By:	/s/ Paul Edgecliffe-Johnson

Name:	Paul Edgecliffe-Johnson
Title:	Chief Financial Officer, Rentokil Initial plc